Exhibit 23.2




Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, dated June 26, 1997, which appears on page 12 of the Annual Report on Form 10-KSB of Genetic Laboratories Wound Care, Inc. for the year ended May 31, 1997. We also consent to the reference to our Firm under the caption, "The Genetic Labs Special Meeting" and "Experts" in the aforementioned Registration Statement



                                                     /s/ McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
July 16, 1998